SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 18, 2000


                 World Wrestling Federation Entertainment, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     000-27639                04-2693383
----------------------------         --------------        -------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)         Identification No.)


                    1241 East Main Street, Stamford, CT 06902
           ----------------------------------------------- ----------
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (203) 352-8600

Item 5.     Other Events.


         On September 18, 2000 World Wrestling Federation Entertainment, Inc. ("WWFE") issued the press release filed as an exhibit to this Form 8-K.

Item 7.     Financial Statements and Exhibits.

             (c)  Exhibits

             99.1      Press Release dated September 18, 2000.













                               Page 2 of 6 pages.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WORLD WRESTLING FEDERATION
                                    ENTERTAINMENT, INC.




                                    By: /s/ August J. Liguori
                                        ------------------------------------
                                        August J. Liguori
                                        Executive Vice President and
                                        Chief Financial Officer


Dated:  September 18, 2000









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



                                  EXHIBIT INDEX
                                  -------------


         99.1        Press Release dated September 18, 2000.
















                               Page 4 of 6 pages.

                                     [LOGO]

                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.



                                                                    EXHIBIT 99.1
                                                                    ------------

COURT DECISION AFFIRMS AGREEMENT BETWEEN VIACOM AND WORLD
WRESTLING FEDERATION ENTERTAINMENT

(STAMFORD, CONN. - September 18, 2000) It's official -- the World Wrestling Federation's highly rated RAW IS WAR is moving to TNN and SUNDAY NIGHT HEAT is moving to MTV. The Delaware Supreme Court today affirmed the ruling of the Chancery Court of the State of Delaware earlier this summer approving the new strategic alliance between Viacom Inc., (NYSE: VIA, VIA.B) and World Wrestling Federation Entertainment, Inc. (NMS: WWFE).

"We would like to thank the USA Network for being our home for the past 17 years, " said Linda McMahon, CEO of WWFE. " For almost two decades we have contributed to each other's growth and development. However, we are excited about the opportunities that our agreement with Viacom provides to strengthen the WWF brand with our fan base, expand our penetration in existing markets, and broaden our reach around the globe."

Under the 5-year agreement, WWF's RAW IS WAR, the No. 1 rated program on cable television will still air on Monday nights from 9-11 p.m., but will move to TNN, effective September 25, 2000. Both WWF LIVEWIRE and WWF SUPERSTARS will also air on TNN. WWF SUNDAY NIGHT HEAT will air on MTV starting October 1, 2000. The agreement also includes the extension of UPN's broadcast of WWF SMACKDOWN!, the top-rated show on UPN. All WWF programming will receive promotion across Viacom's media platforms, including television, radio and billboards. In addition, the agreement provides for the development, production and broadcast of television and radio specials, including a one-hour television drama series. The agreement calls for the continuance of pay-per-view events at Viacom's Famous Players theaters in Canada, and provides for WWF attractions at Viacom's Paramount Parks. To solidify this arrangement, and as a sign of its commitment to this alliance, Viacom has taken a 3% equity stake in WWFE.

Viacom is the No. 1 platform in the world for advertisers, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, and music. Viacom's well-known brands include CBS, MTV, Nickelodeon, VH1, Paramount Pictures, Infinity Broadcasting, UPN, TNN, CMT, Showtime, Blockbuster, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.





                               Page 5 of 6 pages.

World Wrestling Federation Entertainment, Inc. is headquartered in Stamford, Connecticut, with sales offices in New York City, Chicago and Toronto. WWFE is an integrated media and entertainment company, engaged in the development, production and marketing of television programming, pay-per-view programming and live events, and the licensing and sale of branded consumer products featuring the highly successful World Wrestling Federation (WWF) brand. The company currently has more than 600 employees and has exclusive contracts with approximately 125 performers. The Company can be found on NASDAQ under the symbol WWFE and online at WWF.com and WWFECORPBIZ.com.

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements that are subject to various risks and uncertainties. These risks and uncertainties include: the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, food and beverage, entertainment, professional sports, and licensed merchandise; acceptance of the Company's brands, media and merchandise within those markets; and other risks and factors identified in the Company's Prospectus dated October 18,1999; its quarterly reports on Form 10-Q and its consolidated financial statements included in the Corporation's current report on Form 10K dated April 30, 2000; and other documents filed with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.


Contacts:

Viacom                     WWFE
Susan Duffy                Gary Davis
212-258-6347               203-353-5066








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